Exhibit 99.1

FOR IMMEDIATE RELEASE

Streamline Health® Announces Registered Direct Offering of Common Stock

Atlanta, GA – October 25, 2022 – Streamline Health Solutions, Inc. (“Streamline” or the “Company”) (Nasdaq: STRM), a leading provider of solutions that enable healthcare providers to proactively address revenue leakage and improve financial performance, today announced that it has entered into purchase agreements to sell a total of 6,299,989 shares of common stock in a registered direct offering to certain investors at a purchase price of $1.32 per share, which represents the closing price on The NASDAQ Capital Market on October 24, 2022. The offering is being made without an underwriter or placement agent.

The gross proceeds to Streamline from the offering are expected to be approximately $8.3 million. The offering is expected to close on or about October 26, 2022, subject to satisfaction of customary closing conditions. Streamline intends to use the proceeds from the offering for general corporate purposes.

The shares described above are being offered by Streamline pursuant to a shelf registration statement on Form S-3 previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”) on September 13, 2022. The prospectus supplement and accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, a copy of the prospectus supplement and accompanying prospectus may be obtained from the Company at: Streamline Health Solutions, Inc., Attention: Corporate Secretary, 2400 Old Milton Pkwy, P.O. Box 1353, Alpharetta, GA 30009, or by telephone at (888) 997-8732.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding, but not limited to, the anticipated closing of the offering and Streamline’s expected uses of the proceeds from the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue” or comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results or developments to differ materially from those indicated due to a number of factors affecting Streamline’s operations, markets, products and services. Streamline identifies the principal risks and uncertainties that impact its performance in its public reports filed with the SEC, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” sections of Streamline’s most recent Annual Report on Form 10-K, as may be supplemented or amended by Streamline’s subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and Streamline undertakes no obligation to publicly release the results of any revision to such forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by applicable law.

About Streamline Health

Streamline Health Solutions, Inc. (Nasdaq: STRM) enables healthcare organizations to proactively address revenue leakage and improve financial performance. We deliver integrated solutions, technology-enabled services and analytics that drive compliant revenue leading to improved financial performance across the enterprise. For more information, visit www.streamlinehealth.net.

Company Contact

Jacob Goldberger

Director, Investor Relations and FP&A

303-887-9625

Jacob.goldberger@streamlinehealth.net